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                                                                EXHIBIT 10.22(D)

                             ________________, 2001



Mr. James H. Heagle




Dear Mr. Heagle:

         The terms of your employment with National Service Industries, Inc. ("NSI") are currently covered a letter agreement ("Agreement") dated March 28, 2000, between you and NSI. As you are aware, effective _____________, 2001, NSI is spinning-off the lighting and chemicals businesses currently held by NSI's subsidiary, L & C Spinco, Inc. ("Spinco"). In connection with the spin-off, you will become an employee of Spinco or one of its affiliates. Spinco hereby agrees to assume the Agreement and to perform all of the obligations of NSI under the Agreement.


                                            Sincerely,

                                            L & C SPINCO, INC.



                                            By:
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